SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-FAIRCHILD CORP CL A

          GAMCO INVESTORS, INC.
                                 4/10/00           14,000-            7.3942
                                 4/07/00            6,000-            7.1458
                                 4/03/00            6,000-            7.3125
                                 4/03/00            3,000             7.3125
                                 3/31/00            4,000-            7.3359
                                 3/30/00            5,000-            7.7500
                                 3/30/00            5,000-            7.7125
                                 3/29/00           10,000-            7.8140
                                 3/28/00            5,000-            6.1875
                                 3/27/00           10,030-            5.9155
                                 3/27/00            7,000-            5.9155
                                 3/27/00            1,000             6.0000
                                 3/27/00            6,000             6.2604
                                 3/27/00            1,000-            6.0000
                                 3/24/00            7,000-            6.0625
                                 3/24/00            5,000-            5.8875
                                 3/24/00            2,000-            5.8125
                                 3/24/00           10,000-            5.7919
                                 3/17/00            5,000-            6.2697
                                 3/17/00            1,365-            6.2697
                                 3/17/00           10,000-            6.1250
                                 3/16/00              500-            5.9375
                                 3/16/00           10,000-            6.0625
                                 3/15/00            3,000-            5.4375
                                 3/14/00            2,500-            5.1500
                                 3/13/00           10,000             6.4250
                                 3/09/00           20,000-            6.1016
                                 3/08/00           20,000-            6.3238
                                 3/07/00           15,000-            6.6458
                                 3/03/00           10,000-            6.3188
                                 3/03/00            2,000-            6.5000
                                 2/25/00              667-             *DO
                                 2/22/00            2,000-            6.0000
                                 2/16/00            5,000             7.1750
          GABELLI FUNDS, LLC.
               THE GABELLI VALUE FUND,INC.
                                 4/10/00            5,000-            7.2248
                                 4/03/00            5,000-            7.4436
               THE GABELLI SMALL CAP GROWTH FUND
                                 4/04/00            5,000-            7.4123
               THE GABELLI EQUITY TRUST,INC.
                                 4/05/00            5,000-            6.3373







                                               SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-FAIRCHILD CORP CL A

               THE GABELLI EQUITY TRUST,INC.
                                 4/03/00            5,000-            6.8623
               THE GABELLI ASSET FUND
                                 3/24/00            5,000-            5.9248
               THE GABELLI CAPITAL ASSET FUND
                                 4/04/00            5,000-            7.4123
                                 3/27/00            5,000-            5.9498
                                 3/24/00            5,000-            5.9248
                                 3/16/00            5,000-            5.8248
               THE GABELLI ABC FUND
                                 4/10/00            2,000-            7.5778












          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.